                                                                   Exhibit 10.04

                        REVOLVING CREDIT PROMISSORY NOTE

$15,000,000       April 22, 1999
                                                       Manchester, New Hampshire

         FOR VALUE RECEIVED, NASHUA CORPORATION, a Delaware corporation with its principal place of business at 44 Franklin Street, Nashua, New Hampshire 03061-2002 (the "Borrower"), promises to pay, to the order of FLEET BANK-NH, a bank incorporated under the laws of the State of New Hampshire with an office at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank") (the Bank and any subsequent transferee of this Note, whether taking by negotiation or otherwise, are sometimes referred to herein as the "Holder") at such place of business or such other place as may be designated hereafter by the holder hereof, the principal sum of Fifteen Million Dollars ($15,000,000) (or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter, such amounts defined as the "Debit Balance" below), together with interest as provided for below, in lawful money of the United States of America at the times provided for in the Loan Agreement, as defined below.

         This Note is being executed and delivered in accordance with the terms of a certain Loan Agreement of even date between the Borrower and the Bank (the "Loan Agreement") and the documents defined therein as the "Loan Documents". The payment and performance of the obligations contained in the Loan Agreement and the Loan Documents are secured by the collateral granted to the Bank therein and the security granted to the Bank therein (the "Collateral").

         Until such time as this Note becomes due and payable, interest shall be payable monthly in arrears commencing on that date thirty (30) days from the date hereof (or on such other date as may be agreed upon by the Borrower and the Bank to provide for a convenient payment date) and continuing on the corresponding day of each succeeding month thereafter. All payments shall be in lawful money of the United States in immediately available funds.

         The maximum principal amount outstanding under this Note shall be limited to Fifteen Million Dollars ($15,000,000). Pursuant to the Loan Agreement, there shall be due and payable from the Borrower to the Bank, and the Borrower shall immediately pay to the Bank, without demand, any amount by which the Debit Balance exceeds Fifteen Million Dollars ($15,000,000).

         Interest shall be calculated and charged daily on the basis of a three hundred sixty (360) day banking year and the actual number of days elapsed on the unpaid principal balance outstanding from time to time. The Borrower shall have the option to elect (i) that sums advanced under this Note shall bear interest at a variable per annum rate equal to the Prime Rate (as defined in the Loan Agreement) (the "Floating Rate Option") or (ii) that the interest rate payable under this Note, for periods of one (1), two (2), three (3) or six (6) months (the "LIBOR Rate Interest Period(s)"), in the minimum amount set forth in the Loan Agreement, shall be equal to the LIBOR Rate (as defined in the Loan Agreement) plus one and three quarters percent (1 3/4%) per annum (the "LIBOR Fixed Rate Option"). If the Borrower maintains compensating balances in its accounts with the Bank of at least Five Hundred Thousand Dollars ($500,000), the LIBOR Fixed Rate Option shall automatically be reduced to equal the LIBOR Rate plus one hundred sixty (1.60%) basis points per annum. In the absence of an election of the LIBOR Fixed Rate Option, this Note shall bear interest at a rate equal to the Floating Rate Option and said interest rate shall apply to the entire principal amount outstanding thereunder or such amount thereof as to which no election has been made. If the Bank offers and the Borrower elects to do so, then the Borrower and the Bank may exchange the LIBOR Fixed Rate Option (one (1) month LIBOR Rate only) pursuant to an interest rate swap contract (in the form of an International Swap Dealer's Association Master Agreement and Confirmation Agreement between the Borrower and Fleet National Bank ("FNB"), both of which are referred to as the "Master Agreement") for a fixed rate of interest.

         The Borrower may prepay any amounts outstanding under this Note, which bear interest at the Floating Rate Option, in whole or in part, at any time without the payment of any penalty, premium or charge of any nature whatsoever. The Borrower may prepay amounts outstanding under this Note, which bear interest at the LIBOR Fixed Rate Option only in accordance with the terms and conditions of the Loan Agreement. If the interest rate hereunder is swapped pursuant to the Master Agreement, the Master Agreement sets forth additional restrictions, limitations and penalties associated with prepayment under this Note. In the event that any such prepayment shall be made by the Borrower, the amount thereof shall be applied first to delinquency charges, costs of collection, and accrued interest, and thereafter to principal. Notwithstanding anything herein to the contrary, in the event that the interest rate hereunder, as aforesaid, violates any applicable usury or similar statute, the interest rate shall then automatically be deemed to be the highest rate of interest then permitted.

         The Borrower agrees that the Bank may make loan advances to the Borrower upon verbal authority (which, if the Bank so requires, shall be followed by written confirmation) of any officer executing this Note on behalf of the Borrower or any other officer of the Borrower who is authorized in writing to borrow money from the Bank and may deliver such advances by direct deposit to any deposit account of the Borrower with the Bank or otherwise as so authorized in the Loan Agreement. Notwithstanding anything to the contrary herein, the Bank may require written notice of requests for loan advances as may be provided in the Loan Agreement. All such advances shall represent binding obligations of the Borrower.

         The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits (the "Loan Account"). The Bank shall render to the Borrower a statement of account with respect to the Loan Account on a monthly basis. Such statement shall indicate the Borrower's then current Debit Balance and any interest amounts due and payable from the Borrower to Bank. Such statement may be based on estimates of the principal amount outstanding and the interest rate for the applicable payment period. Any required adjustments between such estimates and actual amounts shall be reflected in subsequent statements.

         The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay the Debit Balance, plus interest, as determined from time to time and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

         At the option of the Bank, this Note shall become immediately due and payable in full, without further demand or notice, on the earlier of (i) the Maturity Date (unless renewed, in which case, the Maturity Date as extended), or
(ii) the occurrence of an Event of Default under the Loan Agreement or any of the Loan Documents after applicable notice and cure periods (if any).

         The Holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of interest and principal not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after the earlier of an Event of Default or after maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional two percent (2%) per annum. The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the Holder in its discretion.

         No delay or omission on the part of the Holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the Holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion. The acceptance by the Holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the Holder hereof under this Note.

         All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New Hampshire from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

         All rights and remedies of the Holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently, and the Holder shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Hampshire. Except as otherwise provided by law, the Holder shall have no duty as to the collection or protection of the Collateral or of any income thereon, or as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Surrender of this Note upon payment or otherwise, shall not affect the right of the Holder to retain the Collateral as security for the payment and performance of any other liability of the Borrower to the holder.

         THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

         Except as otherwise specifically provided for herein or in the Loan Agreement, the Borrower waives, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices and assent (1) to any extension of the time of payment or any other indulgence, (2) to any substitution, exchange or release of Collateral, and (3) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

         The Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

         This Note and the provisions hereof shall be binding upon the Borrower and the Borrower's heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the Holder, the Holder's heirs, administrators, executors, successors, legal representatives and assigns.

         This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New Hampshire.

         IN WITNESS WHEREOF, the Borrower, acting by and through its duly authorized officer, has executed this Promissory Note on this 22nd day of April, 1999.

                                    NASHUA CORPORATION



______________________________      By:__________________________________
Witness                                John L. Patenaude, Its Duly
                                       Authorized Vice President-Finance, Chief
                                       Financial Officer and Treasurer